EXHIBIT 99

EMPIRE PETROLEUM REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2026 AND PROVIDES OPERATIONAL UPDATE

TULSA, OK – (AUGUST 17, 2026) – Empire Petroleum Corporation (NYSE American: EP) ("Empire" or the "Company"), an oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana, today announced financial results for second quarter 2026 and an update on current operations.

SECOND QUARTER 2026 HIGHLIGHTS

o	Reported Q2-2026 net production volumes of 1,825 barrels of oil equivalent per day (“Boe/d”) including 1,278 barrels of oil per day (“Bbl/d”);
■	Boe/d is comprised of 70% oil, 18% natural gas liquids (“NGLs”), and 12% natural gas;

o	In Q2-2026, Empire’s Texas development and drilling activity expanded with the arrival of the first drilling rig on location in June, marking a significant operational milestone as the Company continued to advance reactivation, recompletion, well-deepening, and drilling initiatives across the assets;

■	Empire strategically invested in field infrastructure and gas compression over the past two quarters to eliminate the risk of stranded gas and allow for the immediate realization of gas sales;
■	During the quarter, the infrastructure’s compression capacity increased to approximately 700% of its initial level, raising system throughput to approximately 9.5 million cubic feet per day (“MMcfd”), and supporting higher sustained gas production volumes as additional wells are brought online;
■	Five wells were placed online through reactivations, recompletions, and well-deepening activities, while four additional wells advanced toward first production, increasing active contributions across multiple intervals;
■	The Company’s deep-target evaluation advanced successfully, and subsequent to quarter-end, Empire re-entered, underreamed, logged, and cored the Wakefield-Harrison GU B #1 well to 21,006 feet measured depth, confirming hydrocarbon C1 and C4-plus from approximately 10,000 ft to 21,006 ft;
■	Based on publicly disclosed operating data, Empire is the first microcap energy company to successfully log open-hole intervals across the Travis Peak, Cotton Valley Sand, Bossier, and Haynesville formations to a depth of 21,006 ft, supporting the Company’s phased development strategy leveraging over 100 existing wellbores and infrastructure throughout the Fort Trinidad field;

o	During Q2-2026, Empire progressed its second-generation thermal recovery operations in the Starbuck Drilling Program (“Starbuck”) in North Dakota with completion of a major retrofit milestone, which is designed to improve heat delivery and strengthen oil performance within the Upper Charles interval;
■	The Company targeted well workover and downhole enhancement efforts, positioning an additional well for upcoming reactivation and supporting incremental oil volumes;
■	Empire progressed upgrades to surface production facilities during the quarter, enhancing crude oil separation and storage capabilities while creating opportunities for meaningful reductions in operating and maintenance costs as field production increases;

o	In Q2-2026, Empire advanced its participation in a Louisiana oil and natural gas development program through amended terms to reflect Empire’s full involvement across the three-well program for a 25% working interest with various related parties;
■	Participation was funded by issuance of approximately 1.8 million shares of Empire common stock at a price of $3.00 per share issued in the second quarter of 2026;
■

During the quarter, development continued through drilling, logging, and evaluation activities across the three wells, confirming substantial sand development and strengthening confidence in the broader resource potential, as subsurface results demonstrated increases in net pay thickness and validated reservoir continuity, reducing development risk and supporting planning for additional wells;

■

Wells were drilled and uncompleted (“DUC’s”), with completion operations targeted for Q4-2026, while further operational activities have advanced the program, including one well already deepened to evaluate additional reserve potential and preparations underway to generate cash flow later this year;

o	In May 2026, Empire entered into a sales agreement with Roth Capital Partners, under which the Company may sell from time to time shares of Empire’s common stock having an aggregate gross sales price of up to $7.5 million in an at-the-market offering at prices and terms to be determined at the time of the sale;
■	At this time, no shares have been issued;

o	Reported Q2-2026 total product revenue of $11.1 million, a net loss of $1.9 million, or ($0.05) per diluted share;
■	Adjusted EBITDA of $0.4 million for Q2-2026, compared to ($1.2) million in Q2-2025;
■	Results for the quarter were primarily influenced by higher realized pricing offset by lower production year over year, reduced operating costs, and lower DD&A expense due to the impact of impairments in Q4-2025.

2026 OUTLOOK

“Energy markets remain defined by persistent demand for reliable natural gas supply and by the growing importance of assets capable of delivering scalable, repeatable development,” said Phil Mulacek, Chairman of the Board of Empire. “In Texas, our team pushed the technical and mechanical achievements to a new record of 21,006 feet with modern well logs and sidewall cores. We are now holding a solid record as a microcap energy company with drilling, motors, hole-openers, logs, and sidewall cores in temperatures of 434 degrees Fahrenheit. With the pre-investment in gas compression capacity to support higher sustained production volumes, we can begin the completion of the new deeper wells. We remain focused on disciplined execution and on positioning each asset to benefit from stronger market prices and forward development conditions. I am confident that the long-term need for dependable domestic energy will continue to support value creation for Empire and our shareholders.”

Mike Morrisett, President & CEO, added, “Empire’s focus in the second quarter was about converting ongoing project work into measurable operational progress and turning the corner financially. In Texas, additional wells were brought online and system upgrades continued to improve deliverability, supporting steady increases in oil and gas volumes as the program grows. In North Dakota, we advanced a key retrofit under our second-generation thermal recovery program and continued targeted well work that positions the field for additional oil production as thermal operations progress. Our recent acquisitions provide us with the ability to access acreage that was previously off-limits, creating new opportunities for development. In Louisiana, drilling and logging across the three-well program confirmed substantial sand development and reinforced the scale of the resource, giving us a clearer view of the field’s potential as we prepare for completions and revenue later this year. Each asset is moving forward in sequence, and the recent work our team has completed strengthens our operating foundation as we prepare for the next phases of development.”

Texas – East Texas Basin & Louisiana

o	Empire expects its Texas development to continue building momentum through the second half of 2026, with the initiation of drilling providing a foundation for additional development locations and expanded activity across multiple intervals;
■	The Company plans for additional wells to come online as reactivations, recompletions, and new drilling progress, supporting continued increases in gas volumes as infrastructure improvements take full effect;
■	Empire’s deep-target evaluation continues to progress, with recent successful operational achievements opening nine potential reservoirs across the Company’s acreage position;
■	The Company anticipates extending subsurface control across the Intermediate Productive Zones (“IPZ”), including the Lower Glen Rose, Rodessa, James Lime, Pettet, and Upper Travis Peak, while also extending subsurface control in the Deep Productive Zones (“DPZ”), which includes the Lower Travis Peak, Cotton Valley Sand, Bossier, and Haynesville intervals, and approximately 11,000 ft below the Fort Trinidad field’s historical development depth to 21,006 ft, supporting future development planning across its Texas assets;
■	Based on the success of the initial deepening, Empire intends to advance its IPZ and DPZ development strategy over the coming quarters, with the first two phases designed to leverage more than 100 existing Fort Trinidad wellbores and associated infrastructure, supporting a capital-efficient path to production growth and profitability;

■	The rig is currently mobilizing to the second location for deepening operations targeting the Lower Glen Rose, Rodessa, James Lime, Pettet, and Upper Travis Peak zones within the IPZ;

o	For the remainder of 2026, Empire expects to generate revenue from its Louisiana program;

North Dakota – Williston Basin

o	Empire expects to initiate steam injection from the newly retrofitted thermal unit in Q3-2026, with performance monitoring planned throughout the remainder of the year to evaluate uplift potential and inform future expansion across the field;
■	Additional well reactivations and completion enhancements are scheduled for the second half of 2026, supporting continued growth in crude oil output as thermal response develops and field reliability improves;
■	The Company continues upgrades to surface facilities and production handling systems and expects them to improve separation, storage, and overall run-time stability as throughput increases;
■	Empire will maintain its focus on improving longer-term thermal recovery initiatives in coordination with research and regulatory partners, integrating new data from the retrofit and field operations to refine development planning across the Williston Basin;
o	Between January and July 2026, Empire acquired three federal oil and gas lease parcels through Bureau of Land Management Montana-Dakotas State Office, expanding the Company’s position within and adjacent to its Starbuck Unit and supporting its long-term development strategy in North Dakota;
■	The acquisitions added approximately 1,200 gross acres, increasing Empire’s exposure to underdeveloped acreage with future development potential;
■	The additional leased acreage unlocks previously inaccessible acreage, enhances future drilling and development opportunities, and provides greater operational flexibility across the Company’s Williston Basin asset base;

New Mexico – Permian Basin

o	Empire continues to work with the State of New Mexico and the New Mexico Conservation Commission regarding the Company’s rights to the Residual Oil Zone in the Eunice Monument South Unit’s Unitized Interval;
o	The Company expects final resolution of this matter to result in a meaningful reduction in operating expenses and contribute to improved financial performance in New Mexico going forward.

SECOND QUARTER 2026 FINANCIAL AND OPERATIONAL RESULTS

	Q2-26	Q1-26	% Change Q2-26 vs. Q1-26	Q2-25	% Change Q2-26 vs. Q2-25

Net equivalent sales (Boe/d)	1,825	1,880	-3%	2,357	-23%
Net oil sales (Bbls/d)	1,278	1,248	2%	1,493	-14%
Realized price ($/Boe)[2]	$41.33	$45.41	-9%	$40.78	1%
Product Revenue ($M)	$11,107	$7,684	45%	$8,747	27%
Net Loss ($M)	($1,858)	($6,642)	72%	($5,056)	63%
Adjusted Net Loss ($M)[1]	($2,375)	($3,470)	32%	($5,231)	55%
Adjusted EBITDA ($M)[1]	$365	($730)	150%	($1,181)	131%

____________________

[1] Adjusted net loss and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Information” section later in this release for more information, including reconciliations to the most comparable GAAP measure.

[2] Q2-2026 Realized pricing includes the effect of net settlements on derivatives.

Net sales volumes for Q2-2026 were 1,825 Boe/d, including 1,278 barrels of oil per day; 320 barrels of NGLs per day, and 1,363 thousand cubic feet per day (“Mcf/d”) or 227 Boe/d of natural gas. Oil sales volumes for Q2-2026 decreased slightly compared to Q2-2025 primarily due to natural decline and certain wells within North Dakota that were down for Empire’s steam unit performance enhancement projects which began in Q2-2026.

Empire reported Q2-2026 total product revenue of $11.1 million versus $8.7 million in Q2-2025. The increase is primarily due to higher realized oil pricing from general market pricing trends partially offset by lower production volumes period over period.

Realized oil prices for the three months ended June 30, 2026, were $58.26 per barrel, while realized prices for the same period in the prior year were $58.92 per barrel, a decrease of approximately 1% including the impact of the Company’s hedging contracts. The average oil price per barrel excluding the effect of net settlements received (paid) for the three months ended June 30, 2026, was $94.72. There were no impacts to prior period pricing due to no open hedging contracts during the period

Lease operating expenses in Q2-2026 decreased to $5.0 million versus $6.4 million for Q2-2025, primarily due to lower production and efforts by the Company to reduce overall operating costs. The decrease was partially offset by an increase in workover expense period over period primarily in New Mexico. Workover expenses were approximately $0.7 million in Q2-2026 compared to $0.5 million for Q2-2025.

Production and ad valorem taxes for Q2-2026 were $0.9 million versus $0.8 million in Q2-2025, as a result of higher product revenues.

Depreciation, Depletion, and Amortization (“DD&A”) and Accretion for Q2-2026 was $2.0 million versus $3.1 million for Q2-2025. The decrease in DD&A is primarily due to the impact of impairments in Q4-2025 and lower production volumes period over period, partially offset by the additional interests acquired in New Mexico in Q1-2026. Accretion increased slightly due to the additional interest acquired in New Mexico.

General and administrative expenses, excluding share-based compensation expense, were $2.88 million, or $17.32 per Boe in Q2-2026 versus $2.91 million, or $13.55 per Boe in Q2-2025. The slight decrease in expenses was primarily due to a decrease in employee costs due to lower headcount in 2026 partially offset by additional professional fees and rent expense.

Total interest expense for Q2-2026 compared to Q2-2025 resulted in a slight increase due to a higher average outstanding balance and interest rate under the Company’s credit facility and additional notes related to equipment and vehicle.

Empire recorded a net loss of $1.9 million in Q2-2026, or ($0.05) per diluted share, versus a Q2-2025 net loss of $5.1 million, or ($0.15) per diluted share.

Adjusted EBITDA was $0.4 million for Q2-2026 compared to Adjusted EBITDA of ($1.2) million in Q2-2025.

CAPITAL SPENDING, BALANCE SHEET & LIQUIDITY

For the six months ended June 30, 2026, Empire incurred approximately $4.0 million of total additions to oil and natural gas properties, which is primarily from the Company’s gas development program in Texas. Empire successfully completed a Rights Offering in March 2026, which raised approximately $10.0 million of gross proceeds, before transaction costs.

As of June 30, 2026, Empire had approximately $3.1 million in cash on hand, and approximately $2.0 million available on its credit facility.

UPDATED PRESENTATION

An updated Company earnings presentation, along with a technical presentation regarding the Texas operational developments, will be posted in the Investor Relations section of the Company’s website at www.empirepetroleumcorp.com.

ABOUT EMPIRE PETROLEUM

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

CAUTIONARY NOTE REGARDING WELL DATA

Log data, sidewall core recovery and hydrocarbon shows indicate the presence of hydrocarbons and provide information on reservoir quality. They are not a measurement of producible reserves and are not indicative of commercial flow rates. The Wakefield-Harrison GU B #1 has not been completed or production tested, and no flow rate, reserve or resource estimate is being reported for this well. Results reported by other operators are from wells in different locations, in different reservoir intervals, with different completion designs, and are not a prediction of results Empire may achieve.

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy, and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2025, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the factors discussed above, future commodity prices, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, including inflation, tariffs and interest rates, uncertainties associated with legal and regulatory matters, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

CONTACTS

Empire Petroleum Corporation

Mike Morrisett

President & CEO

539-444-8002

Info@empirepetrocorp.com

Kali Carter

Communications & Investor Relations Manager

918-995-5046

IR@empirepetrocorp.com

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Operations

(in thousands, except share data)

(Unaudited)

	For the Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
Revenue:
Oil Sales	$11,017	$7,302	$8,005	$18,319	$16,054
Gas Sales	(524)	185	221	(339)	769
Natural Gas Liquids Sales	614	197	521	811	916
Total Product Revenues	11,107	7,684	8,747	18,791	17,739
Other	10	10	7	20	17
Loss on Derivatives	(1,612)	(2,591)	—	(4,203)	—
Total Revenue	9,505	5,103	8,754	14,608	17,756

Costs and Expenses:
Lease Operating Expense	5,037	5,160	6,387	10,197	12,153
Production and Ad Valorem Taxes	938	507	768	1,445	1,480
Depreciation, Depletion & Amortization	1,444	1,417	2,576	2,861	4,802
Accretion of Asset Retirement Obligation	542	535	534	1,077	1,060
General and Administrative:
General and Administrative	2,878	2,876	2,906	5,754	6,103
Stock-Based Compensation	208	189	486	397	1,017
Total General and Administrative	3,086	3,065	3,392	6,151	7,120

Total Cost and Expenses	11,047	10,684	13,657	21,731	26,615

Operating Loss	(1,542)	(5,581)	(4,903)	(7,123)	(8,859)

Other Income and (Expense):
Interest Expense	(329)	(480)	(334)	(809)	(630)
Loss on Extinguishment of Debt	—	(659)	—	(659)	—
Other Income (Expense)	13	78	181	91	212

Loss Before Taxes	(1,858)	(6,642)	(5,056)	(8,500)	(9,277)

Income Tax Benefit (Provision)	—	—	—	—	—

Net Loss	$(1,858)	$(6,642)	$(5,056)	$(8,500)	$(9,277)

Net Loss per Common Share:
Basic	$(0.05)	$(0.18)	$(0.15)	$(0.22)	$(0.27)
Diluted	$(0.05)	$(0.18)	$(0.15)	$(0.22)	$(0.27)

Weighted-Average Number of Common Shares Outstanding:
Basic	41,274,853	36,003,701	33,853,310	38,653,838	33,837,377
Diluted	41,274,853	36,003,701	33,853,310	38,653,838	33,837,377

EMPIRE PETROLEUM CORPORATION

Condensed Operating Data

(Unaudited)

	For the Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025

Net Sales Volumes:
Oil (Bbl)	116,316	112,317	135,854	228,633	255,489
Natural gas (Mcf)	124,061	235,517	237,133	359,578	437,001
Natural gas liquids (Bbl)	29,126	17,628	39,091	46,753	70,544
Total (Boe)	166,118	169,197	214,467	335,315	398,867

Average daily equivalent sales (Boe/d)	1,825	1,880	2,357	1,853	2,204

Average Price per Unit:
Oil ($/Bbl) (1)	$58.26	$65.01	$58.92	$61.57	$62.84
Natural gas ($/Mcf)	$(4.22)	$0.79	$0.93	$(0.94)	$1.76
Natural gas liquids ($/Bbl)	$21.08	$11.18	$13.33	$17.35	$12.98
Total ($/Boe) (2)	$41.33	$45.41	$40.78	$43.39	$44.47

Operating Costs and Expenses per Boe:
Lease operating expense	$30.32	$30.51	$29.78	$30.42	$30.47
Production and ad valorem taxes	$5.65	$3.00	$3.58	$4.31	$3.71
Depreciation, depletion, amortization and accretion	$11.96	$11.54	$14.50	$11.74	$14.70

General and administrative expense (excluding stock-based compensation)	$17.32	$17.00	$13.55	$17.16	$15.30
Stock-based compensation	$1.26	$1.12	$2.27	$1.18	$2.55
Total general and administrative expense	$18.58	$18.12	$15.82	$18.34	$17.85

__________________________________________________

[1] Average Oil Price per Unit excluding the effect of net settlements received (paid) for the three and six months ended June 30, 2026, were $94.72 and $80.12, respectively. There are no impacts for the three and six months ended June 30, 2025, as there were no open commodity derivatives during the respective periods.

[2] Average Total Price per Unit excluding the effect of net settlements received (paid) for the three and six months ended June 30, 2026, were $66.86 and $56.04, respectively. There are no impacts for the three and six months ended June 30, 2025, as there were no open commodity derivatives during the respective periods.

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	For the Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
Cash Flows From Operating Activities:
Net Loss	$(1,858)	$(6,642)	$(5,056)	$(8,500)	$(9,277)

Adjustments to Reconcile Net Loss to Net Cash
Used In Operating Activities:
Stock-Based Compensation	208	189	486	397	1,017
Amortization of Right-of-Use Assets	217	119	120	336	241
Depreciation, Depletion & Amortization	1,444	1,417	2,576	2,861	4,802
Accretion of Asset Retirement Obligations	542	535	534	1,077	1,060
Loss on Commodity Derivatives	1,612	2,591	—	4,203	—
Net Settlements on Commodity Derivative Instruments	(4,241)	—	—	(4,241)	—
Gain on Financial Derivative	—	(78)	—	(78)	—
Amortization of Debt Discount on Convertible Notes	—	115	—	115	—
Loss on Extinguishment of Debt	—	659	—	659	—
Gain on Sale of Oil and Natural Gas Properties	—	—	(175)	—	(175)
Gain on Write Off or Sale of Other Fixed Assets	(12)	—	—	(12)	(32)
Change in Operating Assets and Liabilities:
Accounts Receivable	(678)	(815)	(2,291)	(1,493)	(2,012)
Inventory, Oil in Tanks	67	(192)	200	(125)	1
Prepaids, Current	321	50	331	371	425
Accounts Payable	(3,194)	1,209	(355)	(1,985)	1,321
Accounts Payable - Related Party	2,124	—	—	2,124	—
Accrued Expenses	699	63	455	762	1,054
Other Long-Term Assets and Liabilities	(4)	(190)	37	(194)	50
Net Cash Used In Operating Activities	(2,753)	(970)	(3,138)	(3,723)	(1,525)

Cash Flows From Investing Activities:
Disposal of Oil and Natural Gas Properties	—	—	175	—	175
Capital Expenditures - Oil and Natural Gas Properties	(2,386)	(1,170)	(491)	(3,556)	(3,171)
Disposal of Other Fixed Assets	—	—	—	—	49
Purchase of Other Fixed Assets	(95)	(13)	(23)	(108)	(41)
Cash Paid for Right-of-Use Assets	(208)	(109)	(111)	(317)	(224)
Net Cash Used In Investing Activities	(2,689)	(1,292)	(450)	(3,981)	(3,212)

Cash Flows From Financing Activities:
Borrowings on Credit Facility	—	—	3,000	—	3,000
Payments on Credit Facility	—	(1,000)	—	(1,000)	—
Proceeds from Promissory Notes - Related Party	—	3,000	2,000	3,000	2,000
Payments on Promissory Note - Related Party	—	(2,000)	—	(2,000)	—
Principal Payments of Debt	(219)	(90)	(200)	(309)	(221)
Proceeds from Rights Offering, net of transaction costs	—	9,948	—	9,948	—
Net Cash (Used in) Provided By Financing Activities	(219)	9,858	4,800	9,639	4,779

Net Change in Cash	(5,661)	7,596	1,212	1,935	42

Cash - Beginning of Period	8,785	1,189	1,081	1,189	2,251

Cash - End of Period	$3,124	$8,785	$2,293	$3,124	$2,293

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Cash	$3,124	$1,189
Accounts Receivable	6,652	5,122
Commodity Derivative Instruments	38	—
Inventory	1,387	1,262
Prepaids	788	607
Total Current Assets	11,989	8,180

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	162,273	148,238
Less: Accumulated Depletion, Amortization and Impairment	(96,190)	(93,425)
Total Oil and Gas Properties, Net	66,083	54,813
Other Property and Equipment, Net	1,993	1,486
Total Property and Equipment, Net	68,076	56,299

Other Noncurrent Assets	1,010	1,394

Total Assets	$81,075	$65,873

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$9,688	$10,799
Accounts Payable - Related Party	3,078	—
Accrued Expenses	13,378	12,616
Current Portion of Lease Liability	562	286
Current Portion of Long-Term Debt	1,632	641
Total Current Liabilities	28,338	24,342

Long-Term Debt	13,505	14,415
Long-Term Note Payable - Related Party, net	—	1,023
Long-Term Lease Liability	339	12
Financial Derivative Instrument	—	281
Asset Retirement Obligations	31,577	30,406
Total Liabilities	73,759	70,479

Stockholders’ Equity:
Series A Preferred Stock - $0.001 Par Value, 10,000,000 Shares Authorized, 6 and 6 Shares Issued and Outstanding, Respectively	—	—
Common Stock - $0.001 Par Value 190,000,000 Shares Authorized, 41,556,741 and 34,855,815 Shares Issued and Outstanding, Respectively	101	94
Additional Paid-in-Capital	168,606	148,191
Accumulated Deficit	(161,391)	(152,891)

Total Stockholders’ Equity (Deficit)	7,316	(4,606)

Total Liabilities and Stockholders’ Equity	$81,075	$65,873

Empire Petroleum Corporation

Non-GAAP Information

Certain financial information included in Empire’s financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures include “Adjusted Net Loss”, “EBITDA” and “Adjusted EBITDA”. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. Adjusted net loss is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

	For the Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
	(in thousands, except share and per share data)

Net Loss	$(1,858)	$(6,642)	$(5,056)	$(8,500)	$(9,277)

Adjusted for:
Net settlements on commodity derivative instruments	(2,117)	—	—	(2,117)	—
Loss (gain) on commodity derivatives [1]	1,612	2,591	—	4,203	—
Loss (gain) on financial derivative	—	(78)	—	(78)	—
Loss (gain) on sale of oil and natural gas properties	—	—	(175)	—	(175)
Loss (gain) on write off or sale of other fixed assets	(12)	—	—	(12)	(32)
Loss (gain) on extinguishment of debt	—	659	—	659	—

Adjusted Net Loss	$(2,375)	$(3,470)	$(5,231)	$(5,845)	$(9,484)

Diluted Weighted-Average Number of Common Shares Outstanding	41,274,853	36,003,701	33,853,310	38,653,838	33,837,377

Adjusted Net Loss Per Common Share	$(0.06)	$(0.10)	$(0.15)	$(0.15)	$(0.28)

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[1] For the three and six months ended June 30, 2026, includes amounts early settled by the counterparty on behalf of Empire of approximately $2.1 million and payable.

The Company defines adjusted EBITDA as net loss plus net interest expense, DD&A, accretion, amortization of right of use assets, income tax provision (benefit), and other adjustments. Company management believes this presentation is relevant and useful because it helps investors understand Empire’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income (loss), as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. In addition, adjusted EBITDA does not represent funds available for discretionary use.

	For the Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
	(in thousands)

Net Loss	$(1,858)	$(6,642)	$(5,056)	$(8,500)	$(9,277)

Add Back:
Interest expense	329	480	334	809	630
Depreciation, Depletion & Amortization	1,444	1,417	2,576	2,861	4,802
Accretion	542	535	534	1,077	1,060
Amortization of right-of-use assets	217	119	120	336	241
EBITDA	$674	$(4,091)	$(1,492)	$(3,417)	$(2,544)

Adjustments:
Stock-based compensation	208	189	486	397	1,017
Net settlements on commodity derivative instruments	(2,117)	—	—	(2,117)	—
Loss (gain) on commodity derivatives [1]	1,612	2,591	—	4,203	—
Loss (gain) on financial derivative	—	(78)	—	(78)	—
Loss (gain) on extinguishment of debt	—	659	—	659	—
Loss (gain) on sale of oil and natural gas properties	—	—	(175)	—	(175)
Loss (gain) on write off or sale of other fixed assets	(12)	—	—	(12)	(32)

Adjusted EBITDA	$365	$(730)	$(1,181)	$(365)	$(1,734)

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[1] For the three and six months ended June 30, 2026, includes amounts early settled by the counterparty on behalf of Empire of approximately $2.1 million and payable.